Exhibit 16.1

Deloitte & Touche LLP 100 Kimball Drive Parsippany, NJ 07054 Tel: +1 973 602 6000 www.deloitte.com

June 10, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Renalytix AI plc’s Form 6-K dated June 10, 2021, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP